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(11)--STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

EDAC TECHNOLOGIES CORPORATION

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

                                  Three Months Ended       Nine Months Ended
                                      September 30            September 30
                                -----------------------  ----------------------
                                    1995        1994        1995       1994
                                ----------  -----------  ----------  ----------
Primary:
  Average shares outstanding     3,647,207    3,566,205   3,620,354   3,566,205
  Net effect of dilutive
  stock options based on
  the treasury stock method
  using average market price       129,020      103,895     159,791     107,870
                                ----------   ----------  ----------  ----------

      TOTALS                     3,776,227    3,670,100   3,780,145   3,674,075
                                ==========   ==========  ==========  ==========

      Net income                $  (46,230)  $   23,802  $   14,760  $  262,639
                                ==========   ==========  ==========  ==========

      Net income
      per share                 $    (0.01)  $     0.01  $     0.00  $     0.07
                                ==========   ==========  ==========  ==========

Fully diluted:
  Average shares outstanding     3,647,207    3,566,205   3,620,354   3,566,205
  Net effect of dilutive
  stock options based on
  the treasury stock method
  using quarter end market
  price if higher than
  average market price             139,816      103,895     145,174     107,870
                                ----------   ----------  ----------  ----------

      TOTALS                     3,787,023    3,670,106   3,765,528   3,674,075
                                ==========   ==========  ==========  ==========

      Net income                $  (46,230)  $   23,802  $   14,760  $  262,639
                                ==========   ==========  ==========  ==========

      Net income
      per share                 $    (0.01)  $     0.01  $     0.00  $     0.07
                                ==========   ==========  ==========  ==========

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